UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY SOLICITOR Call and Text Message Scripts

In connection with the engagement by Strategy Inc (the “Company”) of Alliance Advisors, LLC (“Alliance”) to assist in the solicitation of proxies from holders of the Company’s STRC preferred stock with respect to Proposal 5 set forth in the proxy statement of the Company filed with the Securities and Exchange Commission on April 28, 2026 and furnished to shareholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for Strategy’s 2026 Annual Meeting of Shareholders to be held on June 8, 2026, Alliance will use the telephone solicitation scripts and the text message scripts set forth on Annexes A and B, respectively.

Annex A

Inbound Number: 855-206-1380

Meeting Date: Monday, June 8, 2026.

\\

General Inbound Greeting:

Thank you for calling the Strategy Inc information line, my name is <Agent’s Name> and this call is being recorded for quality assurance, how may I assist you today?

General Outbound Greeting (Lv. I):

Good day. May I please speak with Mr./Mrs. <Full Name as Registered>?

Hello Mr./Mrs. <Last Name>.My name is <Agent’s Name>. I’m calling inregarding your investment in Stretch (STRC), Strategy's perpetual preferred security, on a recorded line. Strategy is proposing to pay semi-monthly dividends, instead of the current monthly cadence, on the STRC shares that you hold. We want to confirm you have received the proxy materials sent to you to vote in the upcoming Annual Meeting of Stockholdersscheduled for June 8, 2026. Have you received these materials?

•
If“Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone...

•
If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. [Be prepared to read proposal]

Capturing Vote & Confirmation Process (Lv. I, Lv. II & Lv. III):

Strategy’s board has recommended a vote IN FAVOR of the amendment proposal that for STRC to pay a semi-monthly dividend. Would you like to vote along with the recommendation of the board?

Would you like to vote all of your accounts accordingly?

Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote.

•
For confirmation purposes, please state your FULL NAME.

 → Wait for response

•
For purposes of written confirmation and vote validation, please verify your FULL ADDRESS, including street, city, state, and zip code.
→ Wait for response

If the shareholder hesitates:
I understand. This is required to confirm and validate your vote. Could you please confirm your full address?
→ Wait for response

If the shareholder does not want to provide full details:
That’s fine. I can confirm the city, state, and zip code we have on file. (Read the City, state and zip code)
→ Wait for response
Please provide your STREET ADDRESS to complete the verification.
→ Wait for response

If the shareholder still refuses:
I understand your concern. However, without confirming the required address information, we’re unable to process and validate your vote. If you decide to continue, please feel free to call us back at our toll-free number.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation.

Call Closing:

Mr./Mrs. <Last Name>,your vote is very important and your time is appreciated.

Thank you and have a good day.

Near Meeting Date Outbound Greeting (Lv. III): (To be used 10 days before the meeting’s date)

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>.My name is <Agent’s Name>. I’m calling in regarding your investment in Stretch (STRC), Strategy's perpetual preferred security, on a recorded line. Strategy is proposing to pay semi-monthly dividends, instead of the current monthly cadence, on the STRC shares that you hold. The meeting is scheduled to take place on June 8, 2026

Our records indicate that you have yet to register a vote for your position. Due to the lack of time between now and the meeting date, the Board has given authorization to register the Shareholder’s vote by phone. Strategy’s board has recommended a vote IN FAVOR of the amendment proposal that will pay a semi-monthly dividend.

NOTE: Jump to “Capturing Vote & Confirmation Process” Part of the script.

Miscellaneous.

If Undecided or Will Vote by Mail/Internet.

When you have a moment, please review the proxy material and contact us with any questions you may have. At that time, we can record your voting instructions by phone. Please contact us at 855-206-1380 between the hours of 9:00 AM and 10:00 PM Eastern Time, Monday through Friday and from 10:00 AM and 6:00 PM Saturday and Sunday.

If Has Voted:

Currently your vote is not recorded in our system. To ensure that your votes are counted at the meeting I can reconfirm them for you over the phone. Would you like to reconfirm your In Favor vote, along with the recommendations of Strategy’s board?

NOTE: If the shareholder does not wish to reconfirm his vote, close the call business as usual.

Voice Mail Script:

Hello, my name is <Agent’s Name> and this message is for Mr./Mrs. <Last Name>. We are calling regarding your investment in STRC, Strategy’s perpetual preferred security. Strategy is proposing to pay dividends on STRC twice a month instead of once, and Strategy’s board has recommended a vote FOR the proposal. Our records indicate that your shares have not yet been voted for the upcoming Annual Meeting on June 8, 2026.

You can vote through your brokerage account, online at proxyvote.com, or call us directly and we can record your vote over the phone. Our toll-free number is 855-206-1380 — we're available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time.

Your vote is important and only takes a few minutes. Thank you and have a great day.

Annex B

Text Template:

Good day [fname],

This is [agent] with Alliance Advisors, regarding your investment in Stretch (STRC), Strategy’s perpetual preferred security.

The Annual Meeting of Stockholders is approaching fast, and according to our records, we have not yet received your vote.

Strategy is proposing to pay semi-monthly dividends on STRC, instead of monthly. This proposal is designed to lead to reduced reinvestment lag, enhanced liquidity, market efficiency, and increased price stability.

Time is critical, please take action NOW and VOTE YOUR SHARES TODAY!

To avoid additional reminder calls or correspondence, please vote today using the secure link below or contact us toll-free at 1-855-206-1380 for assistance.

[Individual Link here]

Thank you for your attention to this matter.

STOP to END

Text Template:

Good day [fname],

This is [agent] with Alliance Advisors, regarding your investment in Stretch (STRC), Strategy’s perpetual preferred security. The Annual Meeting of Stockholders is approaching fast, and according to our records, we have not yet received your vote.

The STRC amendment to increase dividend frequency from monthly to semi-monthly is favorable to STRC Holders. The proposal is designed to:

•
Match bi-monthly US payroll cycle
•
Reduce ex-dividend date price drawdowns by up to half
•
Reduce volatility, increase liquidity, drive stronger demand
•
Provide more entry and exit opportunities for shareholders
•
Allow for faster dividend reinvestment with reduced lag
•
Drive eligibility for low-volatility indices and unlock passive demand
•
Create smaller drawdowns which improve haircuts, advance rates, and collateral utility

Time is critical, please take action NOW and VOTE YOUR SHARES TODAY!

To avoid additional reminder calls or correspondence, please vote today using the secure link below or contact us toll-free at 1-855-206-1380 for assistance.

[Individual Link here]

Thank you for your attention to this matter.

STOP to END

Text Template:

Good day [fname],

This is [agent] with Alliance Advisors, regarding your investment in Stretch (STRC), Strategy’s perpetual preferred security. The Annual Meeting of Stockholders is approaching quickly, and according to our records, your vote remains outstanding.

Shareholders are being asked to approve an amendment to pay STRC dividends semi-monthly, rather than monthly. This change is designed to help reduce reinvestment lag, enhance liquidity, and increase price stability for shareholders.

Your participation is important regardless of the number of shares you own.

To avoid additional reminder calls or correspondence, please vote today using the secure link below or contact us toll-free at 1-855-206-1380 for assistance.

[Individual Link Here]

Thank you for your prompt attention to this important matter and for your continued confidence in Strategy.

STOP to END

Text Template:

Good day [fname],

This is [agent] with Alliance Advisors, regarding your investment in Stretch (STRC), Strategy’s perpetual preferred security. The Annual Meeting of Stockholders is approaching quickly, and according to our records, your vote remains outstanding.

The STRC Amendment Proposal would allow dividends to be paid two times a month on the 15th & month-end. The economics are otherwise unchanged.

To avoid additional reminder calls or correspondence, please vote today using the secure link below or contact us toll-free at 1-855-206-1380 for assistance.

[Individual Link Here]

Thank you for your prompt attention to this important matter and for your continued confidence in Strategy.

STOP to END

Text Template:

Good day [fname],

This is [agent] with Alliance Advisors, regarding your investment in Stretch (STRC), Strategy’s perpetual preferred security. Our attempts to reach you have been unsuccessful, and the Annual Meeting of Stockholders is taking place in {days} days. According to our records, your vote has not been submitted yet.

Please make sure to VOTE YOUR SHARES TODAY and support the Amendment proposal that will pay semi-monthly dividends.

To avoid additional correspondence or phone calls, please contact us at 1-855-206-1380, or vote using the link below.

[Individual Link here]

Thank you for your attention to this matter.

STOP to END

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.